NATURE’S CALL BRANDS INC. ENTERS INTO LETTER OF INTENT REGARDING THE ACQUISITION OF ADDITIONAL MINING PROPERTIES REPRESENTING THE CERRO CALICHE PROJECT IN MEXICO

LAS VEGAS, NEVADA, NOVEMBER 3, 2010 – (OTCBB:NATC)

Effective October 27, 2010, Nature’s Call Brands Inc. (“Nature’s Call” or the “Company”) entered into a Letter of Intent with two Mexican resident individuals (the “Vendors”) pursuant to which the Vendors agreed to grant us an option to acquire a 100% interest in certain mining properties representing the Cerro Caliche project (the “Properties”)  located in the municipality of Cucurpe, Sonora State, Mexico, subject to the parties’ entry into a definitive agreement.  Under the terms of the letter of intent, to exercise the option, the Company is required to pay several cash installments aggregating $2 million as detailed below:

(a)	a non-refundable amount of $5,000 within 72 hours of signing the Letter of Intent;

(b)	an additional $64,000 within seven days of execution of a definitive agreement;

(c)	an additional $50,000 within six months of execution of a definitive agreement;

(d)	an additional $50,000 within twelve months of execution of a definitive agreement;

(e)	an additional $50,000 within eighteen months of execution of a definitive agreement;

(f)	an additional $100,000 within twenty-four months of execution of a definitive agreement;

(g)	an additional $200,000 within thirty months of execution of a definitive agreement;

(h)	an additional $200,000 within thirty-six months of execution of a definitive agreement;

(i)	an additional $250,000 within forty-two months of execution of a definitive agreement; and

(j)	an additional $1,031,000 within forty-eight months of execution of a definitive agreement.

Closing of the transactions contemplated in the letter of intent is subject to a number of conditions including the parties’ entry into a definitive agreement for the acquisition of the claims within 60 days of the date of execution of the letter of intent and completion of the parties’ respective due diligence. There is no assurance that the transaction will be completed as planned or at all.

About Nature’s Call Brands Inc.

Nature’s Call is based in Las Vegas, Nevada and trades on the OTC Bulletin Board under the trading symbol “NATC”. The Company is focused on the acquisition and exploration of international gold and silver mining properties located in regions that enjoy stable politics, sound economies and friendly business environments.  Additional information about the Company may be found at www.naturescall.com.

For additional information contact:

Contact: Robbie Manis, Chief Executive Officer
Email: info@naturescall.com
PH: (702) 509-5049

Forward Looking Statements

This news release contains forward-looking statements or information within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to obtaining financing to complete the Company’s proposed transaction on the Cerro Caliche project and meet the Company’s exploration programs and operating costs during its exploratory stage, the interpretation of exploration results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company’s expectations, accidents, equipment breakdowns, title matters, or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, regulatory restrictions, including the inability to obtain mining permits and environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees, and other risks and uncertainties, including those described under “Risk Factors” in the Company’s Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as the Company’s periodic filings available at www.sec.gov. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. Accordingly, readers are advised not to place undue reliance on forward-looking statements or information. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as is required under applicable securities laws.